UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	99-0363866
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

5470 W. Spruce Avenue, Suite 102

Fresno, CA 93722

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	OTC Markets

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Ameriguard Security Services, Inc., a Nevada corporation (the “Registrant”), hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-271200), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2023, as subsequently amended (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A have been included in the Company’s previous filings with the Securities and Exchange Commission, and are hereby incorporated by reference as indicated below.

Exhibit		Incorporated by Reference
No.	Exhibit Description	Form	Date
2.1	Definitive Share Exchange Agreement	8-K	12/14/2022
3.1	Amended and Restated Articles of Incorporation of AMERIGUARD SECURITY SERVICES, INC. (Nevada)	8-K	12/14/2022
3.2	Amended and Restated Bylaws of AMERIGUARD SECURITY SERVICES, INC. (Nevada)	8-K	12/14/2022
3.3	Articles of Incorporations Ameriguard Security Services, Inc. (Ameriguard)(California)	8-K	12/14/2022
3.4	Bylaws AGS, Inc. (Ameriguard) (California)	8-K	12/14/2022
3.5	Certificate of Designation of the Series A-1 Preferred Stock	S-1/A	5/19/2023
5.1	Opinion of McMurdo Law Group, LLC, legal counsel	S-1	4/10/2023
10.1	Promissory Note (Secured by Stock Pledge)	8-K	12/14/2022
10.2	Stock Pledge Agreement	8-K	12/14/2022
10.3	Buyout documents	S-1/A	5/19/2023
23.2	Consent of McMurdo Law Group, LLC (included in Exhibit 5.1)	S-1	4/10/2023

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 10, 2024	AMERIGUARD SECURITY SERVICES, INC.

	By:	/s/ Lawrence Garcia
	Name:	Lawrence Garcia
	Title:	Chief Executive Officer

Signature to Form 8-A

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